                                   FORM  10-K
                                   EXHIBIT 21
                                   ==========

                         SUBSIDIARIES OF THE REGISTRANT


                         Applied Magnetics Ireland, Ltd., Inc.

                         Applied Magnetics Korea, Ltd.

                         Applied Magnetics (Singapore) Pte. Ltd.

                         Applied Magnetics (Malaysia) Sdn. Bhd.